EXHIBIT 23.1


CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statement of Hi-Rise Recycling Systems, Inc. on Form S-3 Amendment No. 1 (File No. 333-01206) of our report dated February 28, 1997, on our audits of the consolidated financial statements of Hi-Rise Recycling Systems, Inc. as of December 31, 1996 and 1995, and for the years ended December 31, 1996, and 1995, which report is included in the Company's Annual Report on Form 10-KSB for the year ended December 31, 1996.

/s/ COOPERS & LYBRAND L.L.P.

Miami, Florida
March 28, 1997